Ex. 99.25(2)(j)(5)

Amendment to Amended and Restated Master Custodian Agreement

This amendment, executed March 1, 2024 and effective February 29, 2024 (the “Amendment”), to the Amended and Restated Master Custodian Agreement dated as of December 1, 2022 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”), is by and among each management investment company identified on Appendix A thereto (each, a “Fund” and collectively, the “Funds”), and State Street Bank and Trust Company (the “Custodian”, and together with the Funds, the “Parties”).

Whereas, the Custodian and certain Funds entered into a Master Custodian Agreement dated December 30, 2010 (the “Original Agreement”) by which the Custodian provided certain custodial services relating to securities and other assets of each Fund party thereto;

Whereas, the Parties entered into the Agreement thereby amending and restating the Original Agreement;

Whereas, each Fund segregates and separately manages certain of each respective Fund’s assets or portfolio of assets (each in an account); and

Whereas, the Parties desire to include Jackson Real Assets Fund, a management investment company, as an additional Fund (the “New Fund”), in accordance with Section 20.5 of the Agreement.

Now, Therefore, in consideration of the promises and mutual covenants herein contained, the Parties hereto agree as follows:

1)	In accordance with Section 20.5 of the Agreement, the New Fund hereby notifies the Custodian that it desires to have the Custodian renders services as custodian under the terms of the Agreement. By undersigning below, the Custodian hereby agrees to provide such services to the New Fund.

By execution of this Amendment, the New Fund hereby agrees (a) to become bound by all of the terms and conditions and provisions of the Agreement, including the updated Section 18, as provided in item 3 of this Amendment, as a Fund including, without limitation, the representations and warranties set forth therein, and (b) to adopt the Agreement with the same force and effect as if the New Fund was originally a party thereto. It is further agreed that the services to be provided to the New Fund shall be those set forth in the Agreement.

2)	Appendix A to the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached hereto to reflect the addition of the New Fund as an additional Fund.

3)	Section 18 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 18. Effective Period, Termination and Amendment.

The Original Agreement remained in full force and effect for an initial 2-year term.

With respect to Jackson Credit Opportunities Fund only, this Agreement shall remain in full force and effect for an initial 2-year term ending September 30, 2025 (the “JCOF Initial Term”). With respect to Jackson Real Assets Fund only, this Agreement shall remain in full force and effect for an initial 2-year term ending February 29, 2026 (the “JRAF Initial Term”). During the JCOF Initial Term, either Jackson Credit Opportunities Fund or the Custodian may terminate this Agreement and during the JRAF Initial Term, either Jackson Real Assets Fund or the Custodian may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. Upon termination of this Agreement pursuant to this paragraph with respect to Jackson Credit Opportunities Fund, Jackson Credit Opportunities Fund shall pay Custodian its compensation due and shall reimburse Custodian for its costs, expenses and disbursements. Upon termination of this Agreement pursuant to this paragraph with respect to Jackson Real Assets Fund, Jackson Real Assets Fund shall pay Custodian its compensation due and shall reimburse Custodian for its costs, expenses and disbursements.

Information Classification: Limited Access

In the event of: (i) Jackson Credit Opportunities Fund’s or Jackson Real Asset Fund’s termination of this Agreement prior to the end of the JCOF Initial Term with respect to Jackson Credit Opportunities Fund or prior to the end of the JRAF Initial Term with respect to Jackson Real Assets Fund for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to Jackson Credit Opportunities Fund (or its respective successor) or to Jackson Real Assets Fund (or its respective successor), Jackson Credit Opportunities Fund or Jackson Real Assets Fund, as applicable, shall pay the Custodian its compensation due through the end of the JCOF Initial Term or the JRAF Initial Term, as applicable, (based upon the average monthly compensation previously earned by Custodian with respect to Jackson Credit Opportunities Fund or Jackson Real Assets Fund, as applicable) and shall reimburse the Custodian for its costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Custodian will deliver Jackson Credit Opportunities Fund’s or Jackson Real Asset Fund’s securities and cash as applicable and set forth hereinbelow. For the avoidance of doubt, and with respect to either Jackson Credit Opportunities Fund or Jackson Real Assets Fund, no payment will be required pursuant to clause (ii) of this paragraph in the event of any applicable transaction such as (a) the liquidation or dissolution of Jackson Credit Opportunities Fund or Jackson Real Assets Fund and applicable distribution of Jackson Credit Opportunities Fund’s or Jackson Real Assets Fund’s assets as a result of the trustees’ determination in their reasonable business judgment that Jackson Credit Opportunities Fund or Jackson Real Assets Fund is no longer viable, (b) a merger of Jackson Credit Opportunities Fund or Jackson Real Assets Fund into, or the consolidation of Jackson Credit Opportunities Fund or Jackson Real Assets Fund with, another entity, or (c) the sale by Jackson Credit Opportunities Fund or Jackson Real Assets Fund of all, or substantially all, of its assets to another entity, in each of (b) and (c) where the Custodian is retained to continue providing services to Jackson Credit Opportunities Fund (or its respective successor) or to Jackson Real Assets Fund (or its respective successor), as applicable, on substantially the same terms as this Agreement.

After the JCOF Initial Term and JRAF Initial Term outlined hereinabove have been satisfied, respectively, the following language in this Section 18 shall apply with respect to Jackson Credit Opportunities Fund and Jackson Real Assets Fund.

Except as provided in the preceding three paragraphs with respect to the Jackson Credit Opportunities Fund and Jackson Real Assets Fund, this Agreement shall continue in full force and effect until terminated as hereinafter provided. The Agreement may be terminated by any party by an instrument in writing delivered or mailed, postage prepaid to the other parties, such termination to take effect not sooner than ninety (90) days after the date of such delivery or mailing. Notwithstanding the foregoing, this Agreement may be terminated at any time upon mutual written agreement of the parties hereto.

Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio. The provisions of Sections 4.11, 16 and 17 of this Agreement shall survive termination of this Agreement for any reason.

This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.”

4)	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

5)	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

Information Classification: Limited Access

In Witness Whereof, the Parties hereto have caused this Amendment to be executed by their officers designated below, effective February 29, 2024.

JNL Series Trust, and JNL Investors Series Trust, each on behalf of its Portfolios listed on Appendix A of the Agreement Jackson Credit Opportunities Fund Jackson Real Assets Fund

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Vice President and Assistant Secretary

PPM Funds, on behalf of its Portfolios listed on Appendix A of the Agreement

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Vice President and Secretary

State Street Bank and Trust Company

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director

Information Classification: Limited Access

Appendix A

(Updated as of February 29, 2024)

Management Investment Company: JNL Series Trust, for the following Portfolios
JNL Multi-Manager Alternative Fund
JNL Multi-Manager Emerging Markets Equity Fund
JNL Multi-Manager International Small Cap Fund
JNL Multi-Manager Mid Cap Fund
JNL Multi-Manager U.S. Select Equity Fund
JNL/Baillie Gifford International Growth Fund
JNL/Baillie Gifford U.S. Equity Growth Fund
JNL/Causeway International Value Select Fund
JNL/ClearBridge Large Cap Growth Fund
JNL/DFA International Core Equity Fund
JNL/DFA U.S. Core Equity Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Core Fixed Income Fund
JNL/DoubleLine® Emerging Markets Fixed Income Fund
JNL/DoubleLine® Shiller Enhanced CAPE® Fund
JNL/DoubleLine® Total Return Fund
JNL/Fidelity Institutional Asset Management® Total Bond Fund
JNL/GQG Emerging Markets Equity Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Invesco Diversified Dividend Fund
JNL/Invesco Global Growth Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Global Allocation Fund
JNL/JPMorgan Hedged Equity Fund
JNL/JPMorgan Midcap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/JPMorgan U.S. Value Fund
JNL/Lazard International Strategic Equity Fund
JNL/Loomis Sayles Global Growth Fund
JNL/Lord Abbett Short Duration Income Fund
JNL/Mellon World Index Fund
JNL/Mellon Nasdaq® 100 Index Fund
JNL/MFS Mid Cap Value Fund
JNL/Neuberger Berman Commodity Strategy Fund
JNL/Neuberger Berman Gold Plus Strategy Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Total Return Fund
JNL/RAFI® Fundamental U.S. Small Cap Fund
JNL/RAFI® Multi-Factor U.S. Equity Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Balanced Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price U.S. High Yield Fund
JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund
JNL/Western Asset Global Multi-Sector Bond Fund
JNL/William Blair International Leaders Fund

Information Classification: Limited Access

A-1

Management Investment Company: JNL Investors Series Trust
[Reserved]

Management Investment Company: Jackson Credit Opportunities Fund

Management Investment Company: Jackson Real Assets Fund

Management Investment Company: PPM Funds, for the following Portfolios
PPM Core Plus Fixed Income Fund
PPM High Yield Core Fund

Information Classification: Limited Access

A-2